Exhibit 99.1

APAC Customer Services Announces Second Quarter 2011 Results

  2Q revenue of $82.5 million
  2Q net income of $5.4 million or $0.10 per diluted share
  Ends 2Q with $49.7 million in cash

BANNOCKBURN, Ill.--(BUSINESS WIRE)--August 3, 2011--APAC Customer Services, Inc. (Nasdaq: APAC), a leader in global outsourced services and solutions, today reported financial results for its second fiscal quarter ended July 3, 2011.

Revenue for the 2011 second quarter rose 6.6% to $82.5 million from $77.4 million in the 2010 second quarter. Gross profit for the 2011 second quarter was $16.5 million, or 20.0%, compared to $16.4 million, or 21.2%, in the prior-year period. The Company reported net income of $5.4 million, or $0.10 per diluted share, compared to net income of $5.3 million, or $0.10 per diluted share, in the prior-year quarter. Results for the 2011 quarter include $0.5 million in transaction-related expenses incurred in connection with APAC’s acquisition of a portion of the tele-sales services business unit of SEI, LLC and its proposed merger with an affiliate of One Equity Partners (“One Equity” or “OEP”). Second-quarter 2011 adjusted EBITDA was $11.9 million compared to $11.4 million in the 2010 second quarter.

President and CEO Kevin Keleghan commented, “APAC turned in another solid quarter and we continue to be pleased with the positive trends in our business. We grew our revenues 6.6%, with 4.2% of that growth coming organically. The communications vertical shows further signs of stabilization, but continues to be our toughest comparison. Excluding communications and our recent acquisition, we grew our top line 19% in the second quarter. At the same time, we maintained our adjusted EBITDA margin at 14.4%. We are focused on continued execution as we move towards the closing of our merger with an affiliate of One Equity, as announced on July 7, 2011.”

Debt and Liquidity

As of the end of the 2011 second quarter, the Company had $49.7 million in cash and no outstanding borrowings. Net capital expenditures, including capital leases, during the 2011 second quarter were $4.4 million compared to $1.7 million in the prior-year period, and were primarily associated with new business and enhancements to the Company’s IT infrastructure.

In light of APAC’s pending merger with an affiliate of OEP, management will not conduct a conference call to review the Company’s quarterly financial results.

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of customer care services and solutions to market leaders in healthcare, business services, communications, media & publishing, travel & entertainment, financial services and technology industries. APAC partners with its clients to deliver custom solutions that enhance bottom-line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive web site is http://www.apaccustomerservices.com.

Forward-Looking Statements

This document and the exhibits furnished herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the Company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the Company's management. The risks included below are not exhaustive. The Company intends its forward-looking statements to speak only as of the date on which they were made. The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the Company's actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the Company; the performance of its clients and general economic conditions; its financial results depend on the ability to effectively manage production capacity and workforce; the terms of its client contracts; its ability to sustain profitability; its availability of cash flows from operations and compliance with debt covenants and funding requirements under the Company's credit facility; its ability to conduct business internationally, including managing foreign currency exchange risks and changes to laws in other countries; its principal shareholder can exercise significant control over the Company; its ability to attract and retain qualified employees; the potential for downward pricing pressures in its industry and other competitive factors; changes to government regulations; the effect of rapid technology changes; acts of God, political instability or other events outside its control; the impact from unauthorized disclosure of sensitive or confidential client or customer data; the inability to complete the acquisition in a timely manner, if at all; the inability to complete the acquisition due to the failure to obtain stockholder approval or the failure to satisfy other conditions to complete the acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement; the possibility that competing offers will be made; the effect of a change in the Company’s business relationships, operating results and business generally; diversion of management's attention from ongoing business concerns as a result of the pendency or consummation of the acquisition; legal proceedings instituted against the Company or others relating to the acquisition and the outcome of such proceedings; and other risk factors listed in the Company's most recent SEC filings.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. Our filings are available under the investor relations section of our website at http://www.apaccustomerservices.com and on a website maintained by the SEC at http://www.sec.gov.

About Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with U.S. GAAP (“GAAP”), we use certain non-GAAP financial information when describing our financial performance. This "non-GAAP financial information" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flows of a company.

We present EBITDA and Adjusted EBITDA, which are defined as non-GAAP financial measures. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. The items excluded from this non-GAAP financial information are significant components of our financial statements and must be considered in performing a comprehensive analysis of our overall financial results.

We believe that this non-GAAP financial information provides meaningful supplemental information and is useful in understanding our results of operations and analyzing of trends because they exclude certain charges. We also believe that non-GAAP financial information is useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used by us in our financial and operational decision-making. In addition, we believe investors, analysts and lenders benefit from referring to non-GAAP information when assessing our performance and expectations of our future performance. However, this information should not be used as a substitute for our GAAP financial information; rather it should be used in conjunction with financial statement information contained in our consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, we have provided a reconciliation of all non-GAAP financial information to the most directly comparable GAAP financial measure in the accompanying notes to selected financial and statistical data. More information on certain of this non-GAAP financial information can be found in the Company's most recent annual report on Form 10-K and its quarterly reports on Form 10-Q.

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended *			Twenty-Six Weeks Ended*

	July 3,	July 4,	Fav (Unfav)	July 3,	July 4,	Fav (Unfav)
	2011	2010	%	2011	2010	%

Net revenue	$82,494	$77,386	7%	$170,537	$162,640	5%

Cost of services	65,958	61,009	(8)	134,502	125,817	(7)

Gross profit	16,536	16,377	1	36,035	36,823	(2)

Operating expenses:
Selling, general and administrative expenses	8,086	8,116	0	16,387	16,262	(1)
Legal settlement	1	7	86	3	2,407	N/M
Severance and other charges (reversals)	71	(13)	N/M	496	(12)	N/M

Total operating expenses	8,158	8,110	(1)	16,886	18,657	9

Operating income	8,378	8,267	1	19,149	18,166	5

Other expense, net	34	139	76	54	30	(80)
Interest (income) expense, net	28	(7)	(500)	60	(15)	(500)

Income before income taxes	8,316	8,135	2	19,035	18,151	5

Income tax expense	2,869	2,806	(2)	6,567	6,262	(5)

Net income	$5,447	$5,329	2%	$12,468	$11,889	5%

Net income per share:

Basic	$0.11	$0.10		$0.24	$0.23
Diluted	$0.10	$0.10		$0.23	$0.22

Weighted average number of
shares outstanding:
Basic	51,052	52,476		51,425	52,393
Diluted	52,735	54,831		53,131	54,745

* The Company operates on a 13 week fiscal quarter that ends on the Sunday closest to June 30
N/M - Percentage change is not meaningful

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	July 3,	January 2,
Assets	2011 *	2011 **
	(Unaudited)
Current Assets:
Cash and cash equivalents	$49,741	$41,399
Accounts receivable, net	45,671	52,483
Deferred tax assets, current	7,094	11,051
Other current assets	10,661	8,204
Total current assets	113,167	113,137

Property and equipment, net	29,372	28,030

Goodwill and intangibles, net	20,597	13,763

Deferred tax assets, non-current	5,387	5,387
Other assets	2,876	2,848

Total assets	$171,399	$163,165

Liabilities and Shareholders' Equity

Current Liabilities:
Capital leases - current portion	$548	$696
Accounts payable	4,545	4,964
Income taxes payable	108	93
Accrued payroll and related items	22,096	22,205
Accrued liabilities	10,405	9,200
Total current liabilities	37,702	37,158

Other non-current liabilities	6,472	4,536

Commitments and contingencies	-	-

Total shareholders' equity	127,225	121,471

Total liabilities and shareholders' equity	$171,399	$163,165

* The Company operates on a 13 week fiscal quarter that ends on the Sunday closest to June 30
**The Company operates on a 52/53 week fiscal year that ends on the Sunday closest to December 31

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twenty Six Weeks Ended*
	July 3,	July 4,
	2011	2010

Operating activities:
Net income	$12,468	$11,889
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	5,900	6,071
Deferred income taxes	3,957	5,548
Stock compensation expense	837	1,195
Amortized gain on sale leaseback	(81)	(52)
Loss (gain) on sale of property and equipment	8	(1)
Income taxes payable (refundable)	15	(365)
Changes in operating assets and liabilities	2,505	4,676
Net cash provided by operating activities	25,609	28,961

Investing activities:
Purchases of property and equipment, net	(6,785)	(3,968)
Net proceeds from sale of property and equipment	-	1
Acquisition of business	(2,200)	-
Net cash used in investing activities	(8,985)	(3,967)

Financing activities:
Payment of capital lease obligations	(527)	(332)
Stock option transactions	307	533
Purchase of treasury stock	(8,019)	-
Net cash (used in) provided by financing activities	(8,239)	201

Effect of exchange rate changes on cash	(43)	(336)

Net increase in cash and cash equivalents	8,342	24,859

Cash and cash equivalents:
Beginning balance	41,399	20,557

Ending balance	$49,741	$45,416

* The Company operates on a 13 week fiscal quarter that ends on the Sunday closest to June 30

APAC Customer Services, Inc. and Subsidiaries
Selected Financial and Statistical Information
(Dollars in thousands)
(Unaudited)

	Thirteen Weeks Ended (1)			Twenty Six Weeks Ended (1)

	July 3,	July 4,	Fav	July 3,	July 4,	Fav
	2011	2010	(Unfav)	2011	2010	(Unfav)

Selected Financial Information:

Revenue	$82,494	$77,386	7%	$170,537	$162,640	5%

Net income	5,447	5,329	2%	12,468	11,889	5%

EBITDA (2)	11,323	11,087	2%	24,995	24,207	3%

Adjusted EBITDA (2)	11,912	11,387	5%	26,011	26,908	(3%)

Statistical Information:

Number of customer care centers (3)	17	15	2	17	15	2

End of period number of seats:
Domestic	6,510	6,267	243	6,510	6,267	243
International	4,710	4,222	488	4,710	4,222	488
Total	11,220	10,489	731	11,220	10,489	731

See attached Notes to Selected Financial and Statistical Information

Notes to Selected Financial and Statistical Information

(1)	The Company operates on a 13 week fiscal quarter that ends on the Sunday closest to June 30.

(2)	The Company defines EBITDA as net income plus income tax expense, depreciation and amortization, and interest expense. It defines adjusted EBITDA as EBITDA adjusted for legal settlement expense, severance and other charges, transaction - related costs and accelerated stock compensation expense.

EBITDA and adjusted EBITDA are measures used by the Company’s lenders, investors and analysts to evaluate its financial performance and its ability to pay interest and repay debt. These measures are also indicative of the Company’s ability to fund the capital investments necessary for its continued growth. The Company uses these measures, together with its GAAP financial metrics, to assess its financial performance, allocate resources, measure its performance against debt covenants and evaluate its overall progress towards meeting its long-term financial objectives.

EBITDA and adjusted EBITDA are not intended to be considered in isolation or used as a substitute for net income or cash flow from operations data presented in accordance with GAAP or as a measure of liquidity. The items excluded from EBITDA and adjusted EBITDA are significant components of the Company’s statements of operations and must be considered in performing a comprehensive assessment of its overall financial results.

EBITDA and adjusted EBITDA can be reconciled to net income, which the Company believes to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows:

	For the Thirteen Weeks Ended		For the Twenty Six Weeks Ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010

Net income	$5,447	$5,329	$12,468	$11,889
Interest (income) expense, net	28	(7)	60	(15)
Income tax expense	2,869	2,806	6,567	6,262
Depreciation and amortization	2,979	2,959	5,900	6,071
EBITDA	$11,323	$11,087	$24,995	$24,207

Legal settlement	$1	$7	$3	$2,407
Severance and other charges (reversals)	71	(13)	496	(12)
Transaction - related costs	517	-	517	-
Accelerated stock compensation expense	-	306	-	306
Adjusted EBITDA	$11,912	$11,387	$26,011	$26,908

(3)	The Company provides services to one of its clients through a co-location arrangement at one of the client’s domestic facilities.

CONTACT:
Company:
APAC Customer Services, Inc.
Andrew B. Szafran, 847-374-1949
Senior Vice President and Chief Financial Officer
ABSzafran@APACMail.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Harriet Fried / Jody Burfening, 212-838-3777
HFried@lhai.com